UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 14, 2026

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On April 14, 2026, Eva Live Inc. (the “Company”) entered into an Equity Distribution Agreement, or the EDA, with Maxim Group LLC, as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through the Agent, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”), subject to the terms and conditions of the EDA.

Subject to the terms and conditions of the EDA, the Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by us. Under the EDA, the Agent may sell the Shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, including in privately negotiated transactions. The Company may instruct the Agent not to sell shares of Common Stock if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company has agreed to pay the Agent a fixed commission rate of 3.0% of the aggregate gross proceeds from the sale of the Shares pursuant to the EDA. The Company also agreed to reimburse the Agent the fees and expenses of the Agent, including but not limited to the fees and expenses of legal counsel to the Agent, payable upon the execution of the EDA, in an amount not to exceed $30,000. In addition, the Company will reimburse the Agent upon request for such costs, fees and expenses incurred in connection with the EDA in an amount not to exceed $3,500 on each Bringdown Date, as defined in the EDA.

The Company is not obligated to make any sales of its common stock under the EDA and no assurance can be given that we will sell any shares under the EDA, or, if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The EDA may be terminated at any time upon the mutual agreement of the Company and Agent or by either party upon five (5) days’ prior notice and will automatically terminate upon the earlier of (i) the twelve month anniversary of the ETA, (ii) the sale of all shares under the EDA; or (iii) the Company’s failure to deliver the shares by the Settlement Date (as defined in the EDA).

The EDA contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company intends to use the net proceeds from the sales of Shares under the EDA for working capital and general corporate purposes.

Sales of shares of common stock under the EDA will be made pursuant to the registration statement on Form S-3 (File No. 333-294416), which was declared effective by the U.S. Securities and Exchange Commission, or SEC, on March 24, 2026, including the prospectus included in such registration statement, and a related prospectus supplement filed with the SEC on April 14, 2026, for an aggregate offering price of up to $100,000,000.

The foregoing summary of the EDA does not purport to be complete and is qualified in its entirety by reference to the full text of the EDA, which is filed herewith as Exhibit 10.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the EDA, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Equity Distribution Agreement, dated April 14, 2026, by and between Eva live Inc. and Maxim Group LLC
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

April 14, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO